Exhibit 8.1

July 16, 2010

Vanguard Natural Resources, LLC
7700 San Felipe, Suite 485
Houston, Texas 77063

Re:           Vanguard Natural Resources, LLC Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Vanguard Natural Resources, LLC, a Delaware limited liability company (the "Company") and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:

(1)	common units representing limited liability company interests in the Company;

(2)
debt securities, which may be co-issued by VNR Finance Corp., a Delaware corporation, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"); and

(3)	guarantees of the Debt Securities by of certain subsidiaries of the Company listed in the Registration Statement as guarantors.

We have also participated in the preparation of a Prospectus contained in the Registration Statement (the “Prospectus”) to which this opinion is an exhibit.  In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Prospectus.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus, qualified by the limitations contained in the Discussion.  In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Company and its General Partner, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.  By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

               /s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com